UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 8, 2016

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Concurrent Public Offerings of Common Stock and Convertible Senior Notes. On September 14, 2016, Advanced Micro Devices, Inc. (the “Company”) completed its registered underwritten public offering of 100 million shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $6.00 per share, pursuant to an underwriting agreement (the “Equity Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC (collectively, the “Representatives”), as representatives of the several underwriters named therein (the “Common Stock Offering”), and the concurrent registered underwritten public offering of $700 million aggregate principal amount of the Company’s 2.125% convertible senior notes due 2026 (the “Notes”) pursuant to an underwriting agreement (the “Notes Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Notes Offering”).

The Company also granted to the Equity Underwriters (as defined below) a 30-day option to purchase up to 15 million additional shares of Common Stock. In addition, the Company granted a 30-day option to the Notes Underwriters (as defined below) to purchase up to an additional $105 million aggregate principal amount of Notes, solely to cover over-allotments.

The Shares and the Notes (and the shares of Common Stock issuable upon conversion of the Notes) have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-213513) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus supplements filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, in each case, dated September 8, 2016 (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”), to the prospectus contained in the Registration Statement, dated September 6, 2016.

The resulting aggregate net proceeds to the Company from the Common Stock Offering were approximately $580.5 million, after deducting underwriting discounts totaling approximately $19.5 million and estimated expenses. The resulting aggregate net proceeds to the Company from the Notes Offering were approximately $680.0 million, after deducting underwriting discounts totaling approximately $19.3 million and estimated expenses.

Base Indenture and Supplemental Indenture. The Company issued the Notes under an indenture dated as of September 14, 2016 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of September 14, 2016, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 2.125% per year, payable semi-annually in arrears, on March 1 and September 1 of each year, commencing on March 1, 2017. The Notes are general unsecured senior obligations of the Company and (i) rank equal in right of payment with the Company’s other senior unsecured indebtedness, (ii) rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes, (iii) are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and (iv) are structurally subordinated in right of payment to the claims of the Company’s subsidiaries creditors (including trade creditors).

The Notes will mature on September 1, 2026 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted.

Prior to the close of business on the business day immediately preceding June 1, 2026, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ended on September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after June 1, 2026 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election.

The initial conversion rate of 125.0031 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $8.00 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to the Maturity Date and no “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture and the Form of Note are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On September 8, 2016, the Company entered into the Equity Underwriting Agreement with J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”). Subject to the terms and conditions of the Equity Underwriting Agreement, the Company agreed to sell to the Equity Underwriters, and the Equity Underwriters agreed to purchase from the Company, an aggregate of 100 million shares of Common Stock, at a public offering price of $6.00 per share. The Company also granted the Equity Underwriters a 30-day option to purchase up to an additional 15 million shares of Common Stock. The parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

On September 8, 2016, the Company also entered into the Notes Underwriting Agreement with J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein (collectively, the “Notes Underwriters” and together with the Equity Underwriters, the “Underwriters”). Subject to the terms and conditions of the Notes Underwriting Agreement, the Company agreed to sell to the Notes Underwriters, and the Notes Underwriters agreed to purchase from the Company, $700 million aggregate principal amount of the Notes. The Company also granted the Notes Underwriters a 30-day option to purchase up to an additional $105 million aggregate principal amount of Notes, solely to cover over-allotments. Pursuant to the terms of the Notes Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Equity Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the Notes Underwriting Agreement is filed as Exhibit 1.2 to this Current Report and is incorporated herein by reference, and the description of the terms of the Notes Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreements are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Pursuant to the terms of the Underwriting Agreements, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after September 6, 2016 without first obtaining the written consent of J.P. Morgan Securities LLC, subject to certain exceptions, as described in the Prospectus Supplements.

Attached as Exhibit 5.1 and Exhibit 5.2 to this Current Report and incorporated herein by reference are copies of the opinions of Latham & Watkins LLP relating to the validity of the Shares sold in the Common Stock Offering and the validity of the Notes sold in the Notes Offering, respectively (the “Legal Opinions”). The Legal Opinions are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Advanced Micro Devices, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, dated September 8, 2016.

1.2	Underwriting Agreement by and among Advanced Micro Devices, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, dated September 8, 2016.

4.1	Indenture between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated September 14, 2016.

4.2	First Supplemental Indenture governing the 2.125% Senior Notes due 2026, including the form of the 2.125% Note, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated September 14, 2016.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among Advanced Micro Devices, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, dated September 8, 2016.

1.2	Underwriting Agreement by and among Advanced Micro Devices, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, dated September 8, 2016.

4.1	Indenture between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated September 14, 2016.

4.2	First Supplemental Indenture governing the 2.125% Senior Notes due 2026, including the form of the 2.125% Note, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee, dated September 14, 2016.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).